Exhibit 10.1

SILO PHARMA, INC.

FIRST AMENDMENT TO THE SILO PHARMA, INC. AMENDED AND RESTATED 2020 OMNIBUS EQUITY INCENTIVE PLAN

This FIRST AMENDMENT TO THE SILO PHARMA, INC. AMENDED AND RESTATED 2020 OMNIBUS EQUITY INCENTIVE PLAN (this “Amendment”) of the Silo Pharma, Inc. Amended and Restated 2020 Omnibus Equity Incentive Plan (“Plan”) is made as of 21st, day of August, 2025, by the Board of Silo Pharma, Inc., a Delaware corporation (the “Company”) pursuant to Section 12 of the Plan. All capitalized and defined terms shall have the meaning set forth in the Plan.

RECITALS

WHEREAS, the Board, in its capacity as the Administrator of the Plan, may amend, suspend, terminate the Plan pursuant to Section 12 of the Plan, provided that no amendment of the Plan shall materially affect any Award outstanding at the time of such amendment without the consent of the affected Participant (the “Amendment Conditions”);

WHEREAS, this Amendment satisfies the Amendment Conditions; and

WHEREAS, this Amendment is being submitted to the shareholders of the Company (the “Stockholders”) having not less than the minimum number of votes that would be necessary to authorize or to take the actions set forth herein and such Stockholders have authorized, ratified, approved, and confirmed this Amendment.

AGREEMENT

NOW, THEREFORE, the Board hereby amends the Plan as follows:

Shares Reserved for Issuance Under the Plan.

The references to 470,000 in Sections 4(a) and 4(c) of the Plan are hereby replaced with 1,400,000.

The following text shall be added to the end of Section 4(a) of the Plan:

“The number of shares of Common Stock available for grant and issuance under this Plan will be automatically increased on the first day of each fiscal year beginning with January 1, 2026 and ending with the last January 1 during the initial-ten year term of the Plan, equal to the lesser of (A) five percent (5%) of the shares of Common Stock outstanding (on an as-converted basis) on the final day of the immediately preceding fiscal year and (B) such lesser number of shares of Common Stock as determined by the Board.”

The following text shall be added to the end of Section 4(c) of the Plan:

“The number of shares of Common Stock that shall be issued pursuant to the exercise of ISOs under this Plan will be automatically increased on the first day of each fiscal year beginning with January 1, 2026 and ending with the last January 1 during the initial ten-year term of the Plan, equal to the lesser of (A) five percent (5%) of the shares of Common Stock outstanding (on an as-converted basis) on the final day of the immediately preceding fiscal year; (B) such lesser number of shares of Common Stock as determined by the Board; and (C) 1,400,000 shares of Common Stock.”

Miscellaneous.

Amendments. Except as specifically modified herein, the Plan shall remain in full force and effect in accordance with all of the terms and conditions thereof except that the Plan is hereby amended in all other respects, if any, necessary to conform with the intent of the amendments set forth in this Amendment. Upon the effectiveness of this Amendment, each reference in the Plan to “the Plan,” “hereunder,” “herein,” or words of similar import shall mean and be a reference to the Plan as amended by this Amendment.

Severability. Each provision of this Amendment shall be considered severable and if for any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and illegal.

Governing Law. This Amendment shall be governed in accordance with the laws of Delaware, without giving effect to principles of conflicts of law of any other state.

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